                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Filed by the registrant [x]

         Filed by a party other than the registrant

         Check the appropriate box:

        [ ] Preliminary proxy statement

        [x] Definitive proxy statement

        [ ] Definitive additional materials

        [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            McRae Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                            McRae Industries, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):


       [x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)
           (2).

       [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
           14a-6(i)(3).

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.

       (1) Title of each class of securities to which transaction applies.

-------------------------------------------------------------------------------
       (2) Aggregate number of securities to which transactions applies:

-------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

-------------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

-------------------------------------------------------------------------------
       (2) Form, schedule or registration statement no.:

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       (3) Filing party:

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       (4) Date filed:

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



                             MCRAE INDUSTRIES, INC.
                             402 North Main Street
                       Mount Gilead, North Carolina 27306

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 19, 1996

To:  The Shareholders of McRae Industries, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of McRae Industries, Inc. (the "Company") will be held at 3:00 p.m. on the 19th day of December, 1996, at the offices of the Company located at 402 North Main Street, Mount Gilead, North Carolina, for the following purposes:

         1. To elect the Board of Directors consisting of seven persons, of whom five are to be elected by the holders of the Class B Common Stock and two are to be elected by the holders of the Class A Common Stock.

         2. To ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 4, 1996 as the record date for the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof and only holders of Class A and Class B Common Stock of record at such date are entitled to notice of and to vote at the Annual Meeting of Shareholders.

                                        By Order of the Board of Directors



                                        James W. McRae
                                        Secretary
                                        November 20,1996



                                  IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                             MCRAE INDUSTRIES, INC.
                             402 North Main Street
                       Mount Gilead, North Carolina 27306

                                PROXY STATEMENT


GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of McRae Industries, Inc., a Delaware corporation (the "Company"), to be held at 3:00 p.m., local time, on December 19, 1996 at its principal office, 402 Main Street, Mount Gilead, North Carolina. This Proxy Statement and accompanying proxy are being sent to the shareholders of the Company on or about November 20,1996.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The materials are being mailed to shareholders of record at the close of business on November 4, 1996.

A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by filing with the Secretary of the Company an instrument revoking it, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by attending the meeting and voting in person. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR the proposals.

Only shareholders of the Class A and Class B Common Stock of record at the close of business on November 4, 1996 are entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote a total of 1,801,964 shares of Class A Common Stock and 957,035 shares of Class B Common Stock. Each share of Class A is entitled to one-tenth vote and each share of Class B is entitled to one full vote at meetings of shareholders.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder proposal to be presented at the Company's 1997 annual meeting of shareholders must be received at the offices of the Company, Post Office Box 726, 402 North Main Street, Mount Gilead, North Carolina 27306, no later than July 23, 1997 for inclusion in the Company's proxy statement and form of proxy for that meeting.

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT

Listed in the following table are the only beneficial owners, known to the Company as of November 4, 1996, of more than five percent of the Company's $1 par value Class A and Class B Common Stock and the number of shares beneficially owned by directors and executive officers as a group. Voting securities beneficially owned by individual directors, director nominees and Named Executive Officers (as defined herein) are disclosed under Election of Directors, below.

                                                               CLASS A                          CLASS B
                                                             COMMON STOCK                     COMMON STOCK

                                                        Amount and                       Amount and
                                                        Nature of       Percent           Nature of      Percent
 Name and Address of                                    Beneficial        of             Beneficial         of
 Beneficial Owner                                      Ownership (1)    Class A         Ownership (1)    Class B
----------------------------                           -------------    -------         -------------    -------
 B.J. McRae                                            534,819(2)         30%             542,699(2)         57%
   Post Office Box 726
   Mount Gilead, N.C. 27306

 NationsBank Corporation                               290,523(3)         16%             121,283(3)         13%
   Charlotte, N.C. 28255

 All Directors and Executive Officers                  615,022(4)         34%             602,368(4)         63%
   as a group (8 persons)

------------------------
(1) All shares owned directly and with sole voting and investment power except as otherwise noted.

(2) Includes 349 shares registered in the name of McRae Bros. Mfg. Company, of which B.J. McRae is the sole shareholder, 16,443 shares owned by Mr. McRae's wife and 2,391 shares owned jointly by Mr. McRae and his wife.

(3) These shares represent shares held by wholly owned banking subsidiaries of NationsBank Corporation ("NationsBank") and include all shares held by the ESOPT for which NationsBank, N.A. serves as trustee. NationsBank has sole voting power with respect to such shares and disclaims any power to dispose of such shares. Information with respect to NationsBank is as of December 31, 1995 and is derived from the Schedule 13G dated February 15, 1996 filed by NationsBank with the Securities and Exchange Commission.

(4)      Does not include interest in shares held by the Company's ESOPT.


ELECTION OF DIRECTORS

The Bylaws of the Company provide for seven directors, two to be elected by the holders of the Class A Common Stock and five to be elected by the holders of the Class B Common Stock. Directors elected at the Annual Meeting will serve, subject to the provisions of the Bylaws, until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the enclosed proxy will be voted for such substitute as shall be designated by the Board of Directors.

It is the intention of the persons named in the accompanying Proxy to vote all proxies solicited by the Board of Directors FOR the seven nominees listed below unless authority to vote for the nominees is withheld by a shareholder in such shareholder's proxy. Directors are elected by a plurality of the votes of the applicable class of Common Stock cast by the holders of shares of such class entitled to vote at a meeting at which a quorum is present. The Company's Bylaws provide that, where a class vote is required, a quorum consists of the presence, in person or by proxy, of the holders of a majority of the outstanding shares of a particular class entitled to vote as a class at the meeting. Provided a quorum is represented at the meeting, abstentions and shares not voted are not taken into account in determining a plurality with respect to the directors elected by the holders of either class of Common Stock. Cumulative voting for directors is not permitted.

The two nominees for election as Directors by the holders of Class A Common Stock, both of whom are currently members of the Board of Directors, are listed below. The two nominees were elected to their terms, which expire in 1996, at the Annual Meeting of Shareholders held on December 21, 1995.

          Directors to be Elected by Holders of Class A Common Stock

                                                                                                    Percentage of
                                                                  Shares of Common Stock            Common Stock
                                                    First         Beneficially Owned(1)              Outstanding
 Name and Principal                                Became         ---------------------           -----------------
 Occupation or Employment               Age       Director        Class A       Class B           Class A   Class B
 ------------------------               ---       --------        -------       -------           -------   -------
 D. Gary McRae (2)                      46          1979         39,202 (3)      35,202              2%         4%
   First Vice President of the
   Company since 1980 and Treasurer
   since 1991.

 Harold W. Smith                        53          1985          4,510               -               (4)        (4)
   Vice President - McRae
   Graphics since 1993;
   Vice President-Finance
   and Accounting 1981 to 1993.

The five nominees for election as Directors by holders of Class B Common Stock, all of whom are currently members of the Board of Directors, are listed below. The five nominees were elected to their terms, which expire in 1996, at the Annual Meeting of Shareholders held on December 21, 1995.

           Directors to be Elected by Holders of Class B Common Stock

                                                                                                 Percentage of
                                                                 Shares of Common Stock          Common Stock
                                                  First          Beneficially Owned (1)           Outstanding
 Name and Principal                               Became        -----------------------        ----------------
 Occupation or Employment               Age      Director       Class A         Class B        Class A  Class B
 ------------------------               ---      --------       -------         -------        -------  -------
 B.J. McRae (2)                         76         1959       534,819 (5)      542,699 (5)     30%         57%
   President of the
   Company since 1959;
   Treasurer from 1959 to 1991.

 George M. Bruton                       67         1982           588              588           (4)         (4)
   Owner of George M. Bruton
   Insurance Agency, Inc.,
   Mount Gilead, North Carolina
   since 1950.

 Hilton J. Cochran                      66         1985           400              500           (4)         (4)
   Part-Owner of J. Morris &
   Associates, Inc., Troy, NC
   since 1952.

 Victor A. Karam                        62         1972        15,194 (6)            -           (4)         (4)
   Vice President-Footwear and
   General Manager, Footwear
   Division since 1969.

 James W. McRae (2)                     44         1985        20,309 (7)       23,379          1%          2%
   Vice President of the
   Company since 1986;
   Secretary since 1991; plant
   manager Footwear Division
   since 1985.

(1) All shares owned directly and with sole voting and investment power as of November 4, 1996 except as otherwise noted. Does not include interest in shares held by the Company's ESOPT.

(2)      D. Gary McRae and James W. McRae are the sons of B.J. McRae.

(3)      Includes 4,000 shares owned by Mr. D. Gary McRae's minor children.

(4)      Less than 1%.

(5) Includes 349 shares registered in the name of McRae Bros. Mfg. Company, of which B.J. McRae is the sole shareholder, 16,443 shares owned by Mr. McRae's wife, 2,391 shares owned jointly by Mr. McRae and his wife.

(6)      Includes 500 shares owned by Mr. Karam's wife.

(7)      Includes 4,000 shares owned by Mr. James W. McRae's minor children.

DIRECTOR COMPENSATION

Directors are paid $700 for attending each Board of Directors and the Audit and Incentive Stock Option Committee (directors who are also officers or employees of the Company are paid $350 for attending such meetings).

EXECUTIVE OFFICERS

Messrs. B.J. McRae, D. Gary McRae, James W. McRae, Victor A. Karam and Harold
W. Smith are executive officers as well as directors. The executive officers of the Company were appointed by written consent as of December 21, 1995, and serve at the pleasure of the Board of Directors. Marvin Kiser, age 48, has served as Controller for the Company since September, 1996. Previously, Mr. Kiser was treasurer of Robert W. Chapman & Company from 1988 to 1996.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held five meetings during the past year. Each director attended more than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings of any Committee on which he served. The Board of Directors has no nominating committee.

The Audit and Incentive Stock Option Committee is composed of George M. Bruton and Hilton J. Cochran and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Committee is also responsible for selecting key employees to whom stock options and stock appreciation rights will be awarded under the 1985 McRae Industries, Inc. Non-Qualified Stock Option Plan, for reviewing any transactions or arrangements between the Company and any of its affiliates, and along with the President of the Company, for recommending executive compensation to the Board of Directors. The Committee met once during the fiscal year.

INTERLOCKS AND INSIDER PARTICIPATION

The Audit and Incentive Stock Option Committee of the Board of Directors of the Company, along with the President of the Company, makes recommendations to the Board of Directors concerning the Company's compensation arrangements. The Company's Audit and Incentive Stock Option Committee is also responsible for, among other things, selecting key employees to whom stock options and stock appreciation rights will be awarded under the 1985 McRae Industries, Inc. Non-Qualified Stock Option Plan. The Board of Directors is currently composed of B.J. McRae, President of the Company, George M. Bruton, Hilton J. Cochran, Victor A. Karam, Vice President - Footwear of the Company, James W. McRae, Vice President and Secretary of the Company, D. Gary McRae, First Vice President and Treasurer of the Company, and Harold W. Smith, Vice President - McRae
Graphics. Messrs. Bruton and Cochran currently comprise the Company's Audit and Incentive Stock Option Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         TRANSACTIONS INVOLVING AMERICAN MORTGAGE & INVESTMENT COMPANY

Since 1970, the Company has owned a substantial equity interest in American Mortgage & Investment Company ("AMIC"), a company engaged primarily in the business of land development and sales in the coastal region of South Carolina. B.J. McRae serves as a director and president of AMIC without compensation.

The Company owns shares of the common stock of AMIC which represents about 13% of its outstanding common stock. In addition, the Company owns all outstanding shares of AMIC's 20% Cumulative Convertible Preferred Stock. Because of arrearages in dividends on preferred stock, each share of preferred stock is currently entitled to one vote on any matter submitted to a vote of AMIC shareholders. The Company presently has the majority of the voting power of AMIC. B.J. McRae, President and Director of the Company, owns 1,996 shares of AMIC's $20 par value Common Stock.

At the beginning of the Company's 1996 fiscal year, the Company had investments in and advances to AMIC of approximately $600,000. During the 1996 fiscal year, the Company made additional advances to AMIC totaling approximately $62,000. AMIC repaid $15,000 of its indebtedness to the Company during fiscal 1996. The investment in AMIC's stock and amounts due from AMIC were reduced to the extent that the recorded amounts exceed shareholder equity as reported by AMIC. Because of AMIC's financial condition, the Company has not accrued any interest on the AMIC obligations. At the end of the fiscal year, the Company had recorded investments in and advances to AMIC of approximately $631,000. AMIC has been operating under Chapter X of the United States Bankruptcy Act since 1974 and the court has imposed certain restrictions under a Plan of Reorganization.

Management believes that the Company's advances to and continued financial support of AMIC are justified in light of its investment to date in AMIC and a lack of any other viable alternative. AMIC cannot continue operations without the support of the Company and, in management's opinion, the ultimate realizable market value of AMIC's real estate holdings is greater than the value of such holdings were the Company to discontinue its support, forcing AMIC to liquidate its holdings at substantially discounted values. Management believes remaining amounts due the Company from AMIC are ultimately recoverable.

                    TRANSACTIONS WITH AUTOMOBILE DEALERSHIP

The Company rents facilities to an automobile dealership which is owned by B.
J. McRae, President of the Company. Rent paid during the past fiscal year was $24,000. During fiscal 1996, the Company purchased vehicles from the dealership for a total purchase price of approximately $295,000. During fiscal 1996, the Company also provided financing of approximately $556,000 for vehicles purchased from the dealership by third parties.

At August 3, 1996 the dealership owed the Company approximately $1,111,000. Such indebtedness is composed of accounts receivable and notes that bear interest at the federal funds rate plus 2%. Such indebtedness is composed of rent obligations, funds advanced to the dealership for working capital,and interest on such amounts. The Company believes that the costs of automobiles from the dealership are comparable to or lower than the cost of comparable automobiles from other dealerships. Amounts owed by the dealership are guaranteed by B.J. McRae.

                           INDEBTEDNESS OF B.J. MCRAE

The Company has from time to time made loans to B.J. McRae. At August 3, 1996, B.J. McRae owed the Company approximately $617,000, under these loans, which was the maximum outstanding during the year. Approximately $342,000 of this indebtedness bears interest at the federal funds rate plus 2%. The remaining $275,000 of indebtedness, which does not bear interest, represents a guarantee from Mr. McRae on certain receivables purchased from the automobile dealership by the Company.

EXECUTIVE COMPENSATION

         The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended August 3, 1996, to or for the account of the Chief Executive Officer and Victor A. Karam, D. Gary McRae and Harold W. Smith, the only executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the 1996 fiscal year (collectively, the "Named Executive Officers").


                          SUMMARY COMPENSATION TABLE

                                                                              Long Term
                                          Annual Compensation                Compensation
                                   -----------------------------------------------------------
                                                                                Awards
                                                                        ----------------------
                                                              Other
  Name and                                                    Annual    Restricted
  Principal             Fiscal      Salary      Bonus        Compen-       Stock      Options/      All Other
  Position              Year         ($)         ($)         sation       Award(s)      SARs      Compensation
                                                             ($)(1)         ($)         (#)            ($)
--------------------------------------------------------------------------------------------------------------
  B.J. McRae            1996       222,684    45,000        --               0             0       212,000 (2)
   President            1995       214,191    50,000        --               0             0       223,000 (2)
                        1994       209,514    50,000        --               0             0       248,300 (2)


  Victor A. Karam       1996       128,456    15,750        --               0             0          0    (3)
   Vice President --    1995       125,184    17,500        --               0             0        5,900  (3)
    Footwear            1994       118,460    16,000        --               0             0        6,000  (3)


  D. Gary McRae         1996       116,112    24,000        --               0             0          0    (3)
   First Vice           1995       112,348    24,000        --               0             0        5,600  (3)
    President           1994       105,914    20,000                         0             0        5,500  (3)
                                                            --
  Harold W. Smith       1996        98,488     8,800        --               0             0          0    (3)
   Vice President --    1995        95,649    11,000        --               0             0        4,400  (3)
    McRae Graphics      1994        92,133    11,000        --               0             0        4,500  (3)

(1) No Named Executive Officer has received personal benefits during the listed years in excess of 10% of annual salary.

(2) Represents $212,000, $212,000 and $237,000 in premiums paid for the purchase of split-dollar life insurance on the lives of Mr. and Mrs. McRae in 1996, 1995 and 1994, respectively, and $11,000 and $11,000 accrued for the account of Mr. McRae in 1995 and 1994, respectively, under the ESOPT. Upon Mr. and Mrs. McRae's death, the Company will be paid death benefits under the policies not to exceed the greater of (i) the cash surrender value of the policy or (ii) the cumulative premiums paid by the Company. The remainder of the life insurance proceeds will be payable to their children.

(3)      Represents amounts accrued under the ESOPT.


The following table presents the value of all unexercised options that were held by the Named Executive Officers at fiscal year end. No options were granted during the past three fiscal years.


             AGGREGATE OPTION/SAR EXERCISES IN THE 1996 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                               Value           Number of           Value of Unexercised
                       Shares Acquired on     Realized    Unexercised Options    In-the Money Options at
 Name                    Exercise (#SH)       ($)(1)       at Fiscal Year-End     Fiscal Year-End($)(2)
 ----                  ------------------     --------     -------------------    ---------------------
                       Class A     Class B                Class A     Class B      Class A      Class B
                       -------     -------                -------     -------      -------      -------
 B.J. McRae             7,500       7,500      78,376        0           0            0            0
 D. Gary McRae          7,000       7,000      73,150        0           0            0            0
 Harold W. Smith         190          0         986          0           0            0            0

(1) Represents the aggregate difference between the respective exercise price of the options and the fair market value of each of the Company's respective class of Common Stock on the date the options were exercised.

(2) Represents the total gain which would be realized if all options were exercised for which the fair market value of the respective class of Common Stock at fiscal year-end was greater than the exercise price.


PENSION PLAN

The Company historically maintained a non-contributory, defined benefit pension plan (the "Pension Plan") which covered its employees based on length of service from date of employment. Effective September 30, 1992 the Company terminated the Pension Plan, and no additional benefits will accrue for participants under the Pension Plan. The Company is liquidating the Pension Plan and will apply its assets, in accordance with the provisions set forth in the Pension Plan and applicable federal law, to provide the retirement benefits accrued by the participants through September 30, 1992.

The Company anticipates that participants in the Pension Plan will either receive a cash distribution or have an annuity contract purchased for them in the near future. Messrs. B.J. McRae, Karam, D. Gary McRae, Smith and James W. McRae were credited with 33, 23, 17, 12 and 15 years of service, respectively under the Pension Plan. As of September 30, 1992, Messrs. B.J. McRae, Karam,
D. Gary McRae, Smith, and James W. McRae had accrued annual retirement benefits under the Pension Plan of approximately $34,580, $12,080, $4,805, $7,586 and $4,657, respectively.

COMPENSATION COMMITTEE REPORT

The Audit and Incentive Stock Option Committee, whose members are named above, together with B.J. McRae, President of the Company, make recommendations to the Board of Directors concerning the Company's compensation arrangements. In connection with such arrangements, Messrs. McRae, Bruton and Cochran have provided the following report:

The Company's overall compensation philosophy is as follows:

         - Attract and retain quality talent, which is critical to both the short-term and long-term success of this Company;

         - Reinforce strategic performance objectives through the use of incentive compensation programs; and

         - Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision making.

Base Compensation - The Company's approach to base compensation is to offer competitive salaries in comparison to market practices. The 1996 average base salaries of the three Named Executive Officers other than the President (which appear on the summary compensation table) increased an average of 3 percent in 1996.

The Committee, consisting of two outside directors, along with the Chairman of the Board of Directors, Mr. B.J. McRae, annually examine market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor market as the pool of executives who are currently employed in similar positions in companies with similar sales and market capitalization. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

The Committee makes salary decisions in the annual review process with input from the President. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. The Committee views work performance as the single most important measurement factor and places most of the weight in this area. The remaining measurement factors, decision-making responsibilities, work experience and team-building skills, are weighted equally.

Incentive Compensation - The Audit and Incentive Stock Option Compensation Committee, along with the Chairman of the Board of Directors, annually make recommendations to the Board of Directors whether to pay and the amount of cash incentive bonuses. For executive officers other than the President, consideration is given to overall corporate performance of the specific areas of the Company under a participant's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by our executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities. Target performance levels are based upon historic patterns of Company performance and strategic objectives. All annual bonus-level performance targets are set above normal expectations of performance. Such performance measure threshold ensures that bonuses are not paid for substandard accomplishments. The average bonus earned by the three Named Executive Officers other than the President (which appear in the Summary Compensation Table) was 14 percent of their base salaries compared to 16 percent in 1995.

President Compensation - As indicated in the discussion above, the Company's total compensation program is based upon market conditions and business performance. A portion of an executive's yearly compensation is dependent upon the Company's performance for the fiscal year based upon the executive's level of responsibility and authority. Therefore, the President's bonus is generally a larger percentage of his total compensation than for the other officers. In 1996 his bonus was 20 percent of his base salary. The base salary for Mr. B.J. McRae increased by 4 percent over 1995.

Hilton J. Cochran                 George M. Bruton                  B.J. McRae



STOCK PERFORMANCE GRAPH

The accompanying graph sets forth the cumulative total shareholder return to the Company's shareholders during the five year period ended August 3, 1996, as well as an overall stock market index (AMEX Index) and a composite rate combining the AMEX sub-indices for technology and consumer goods, industry segments in which the Company is actively involved.


                           [Graphical Image Omitted]

The graph presented in the proxy statement was composed using the following information:


                     McRAE           McRAE             AMEX    COMPOSITE
                    CLASS A         CLASS B            INDEX      RATE
                   -----------------------------------------------------
         1991         100             100               100        100
         -------------------------------------------------------------

         1992         102             102               102         82
         -------------------------------------------------------------

         1993         150             117               117        111
         -------------------------------------------------------------

         1994         156             136               114        105
         -------------------------------------------------------------

         1995         171             124               134        130
         -------------------------------------------------------------

         1996         184             143               145        134
         -------------------------------------------------------------


The above composite rate index has been weighted by the proportion of the Company's segment revenue to total revenues of the Company as follows:

                                 1992          1993           1994           1995           1996
                                 ----          ----           ----           ----           ----
 TECHNOLOGY                       .32           .35            .33            .43            .33

 CONSUMER GOODS                   .68           .65            .67            .57            .67
                                 ----          ----           ----           ----           ----
                                 1.00          1.00           1.00           1.00           1.00
                                 ====          ====           ====           ====           ====

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has appointed Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the 1997 fiscal year and recommends to shareholders that they vote for ratification of that appointment.


The Board of Directors will reconsider the selection of independent certified public accountants if the shareholders do not ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A.

A representative of Gleiberman Spears Shepherd & Menaker, P.A. is expected to attend the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as its independent certified public accountants to audit the consolidated financial statements of the Company for the 1997 fiscal year and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Company's Class A Common Stock and Class B Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Class A and Class B Common Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended August 3, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except Mr. Cochran who failed to timely file a Form 4 in connection with 6 transactions within the prescribed time.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxy.

                                                                  APPENDIX A


                        FOR USE BY CLASS A SHAREHOLDERS
                             MCRAE INDUSTRIES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDER TO BE HELD
                               DECEMBER 19, 1996

The undersigned hereby appoints B.J. McRae, D. Gary McRae and James W. McRae and each or any of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class A Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Shareholders to be held at 3:00 P.M. on the 19th day of December, 1996, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 SHOWN BELOW: The Board of Directors recommends voting for all items.

1.       Election of Directors:  Nominees are D. Gary McRae and Harold W.
         Smith.

[  ]     For all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)

-------------------------------------------------------------------------------

[  ]     WITHHOLD AUTHORITY to vote for all listed nominees

-------------------------------------------------------------------------------

2. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants.
                               FOR            AGAINST         ABSTAIN
                              [  ]             [  ]            [  ]
                          (Please sign on reverse side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledge.

         Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.

                        Date                                             , 1996
                             --------------------------------------------


                        -------------------------------------------------------


                        -------------------------------------------------------
                        (When signing as attorney, executor, administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)

                                                                  APPENDIX B


                        FOR USE BY CLASS B SHAREHOLDERS
                             MCRAE INDUSTRIES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDER TO BE HELD
                               DECEMBER 19, 1996

The undersigned hereby appoints B.J. McRae, D. Gary McRae and James W. McRae and each or any of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class B Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Shareholders to be held at 3:00 P.M. on the 19th day of December, 1996, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 SHOWN BELOW.

1. Election of Directors: Nominees are B. J. McRae, George M. Bruton, Hilton J. Cochran, Victor A. Karam and James W. McRae.

[  ]     FOR all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)

-------------------------------------------------------------------------------

[  ]     WITHHOLD AUTHORITY to vote for all listed nominees

-------------------------------------------------------------------------------

2. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants.
                                FOR          AGAINST         ABSTAIN
                               [  ]            [  ]            [  ]
                          (Please sign on reverse side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledge.

         Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.


                        Date                                             , 1996
                             --------------------------------------------


                        -------------------------------------------------------


                        -------------------------------------------------------
                        (When signing as attorney, executor, administrator, trustee, guardian, etc. give title as such. If a joint account, each joint owner should sign personally.)